SECOND AMENDMENT TO SALE AND SERVICING AGREEMENT

THIS SECOND AMENDMENT TO THE SALE AND SERVICING AGREEMENT, dated as of July 29, 2005 (this “Amendment”), is entered into by and among MCG Commercial Loan Funding Trust, as the seller (in such capacity, the “Seller”), MCG Capital Corporation, as the originator (in such capacity, the “Originator”) and as the servicer (in such capacity, the “Servicer”), Three Pillars Funding LLC, as a purchaser (“Three Pillars”), SunTrust Capital Markets, Inc., as the administrative agent (in such capacity, the “Administrative Agent”), and Wells Fargo Bank, National Association, as the backup servicer (in such capacity, the “Backup Servicer”) and as trustee (in such capacity, the “Trustee”).

RECITALS

1. The Seller, the Originator, the Servicer, Three Pillars, the Administrative Agent, the Backup Servicer and the Trustee are parties to the Sale and Servicing Agreement dated as of November 10, 2004 (the “Agreement”); and

2. Such parties hereto desire to amend the Agreement as hereinafter set forth.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Certain Defined Terms. Capitalized terms that are used herein without definition and that are defined in the Agreement (including terms incorporated by reference in the Agreement) shall have the same meanings herein as therein defined.

2. Amendments to the Agreement. The Agreement is hereby amended as follows:

2.1 The definition of “Facility Amount” in Section 1.1 of the Agreement is hereby amended to replace the amount “$150,000,000” therein with the amount “$250,000,000”.

2.2 The “Commitment” of Three Pillars Funding LLC is hereby increased to $250,000,000.

2.3 The Seller hereby agrees to deliver a replacement Variable Funding Certificate to Three Pillars Funding LLC reflecting the facility increase described above on or prior to the effective date hereof. Upon receipt of such replacement Variable Funding Certificate, Three Pillars Funding LLC agrees to deliver to the Trustee its existing Variable Funding Certificate for cancellation.

2.4 Clause (3) of the definition of “Pool Concentration Criteria” in Section 1.1 of the Agreement is hereby amended to add a new industry segment as set forth below:

Segment	Percentage Limit	SIC Code(s) or Descriptions
Manufacturing	30%	Division D (Manufacturing), Major Groups 20 through 39, but excluding Major Groups 21 (Tobacco), 22 (Textiles), 23 (Apparel), 25 (Furniture and Fixtures), 27 (Printing, Publishing and Allied Industries) and 36 (Electronics)

2.5 Clause (3) of the definition of Pool Concentration Criteria in Section 1.1 of the Agreement is hereby amended to add “Manufacturing” to the “Combined Limited to segments other than Radio, Television, Community Newspapers, Publishing, Towers, Cable Television Operators, Business Information Services and Security Alarm Leasing Companies” as follows:

Segment	Percentage Limit	SIC Code(s) or Descriptions
Combined Limit to segments other than Radio, Television, Community Newspapers, Publishing, Towers, Cable Television Operators, Business Information Services, Security Alarm Leasing Companies, and Manufacturing (as defined above)	45%	See codes above and definitions

2.6 Clause (11) of the definition of “Pool Concentration Criteria” in Section 1.1 of the Agreement (with respect to the Senior B Loans) is hereby amended to increase the percentage “25%” therein to “35%”.

2.7 The “Recovery Rate” for Senior Secured Loans (other than Senior B Loans) under the definition of “S&P Priority Category Recovery Rate” in Section 1.1 of the Agreement is hereby amended to increase the percentage from “53%” to “55%”.

2.8 The definition of “Pool Yield” in Section 1.1 of the Agreement is hereby amended in its entirety to read as follows:

“Pool Yield”: As of any Determination Date, with respect to any Collection Period, the percentage equivalent of a fraction (a) the numerator of which is equal to 12 times the sum of (I) all Interest Collections on Loans included in the Aggregate Outstanding Loan Balance as of the first (1st) day of the Collection Period related to such Determination Date that are deposited into the Collection Account during such Collection Period minus (II) the Carrying Costs incurred during such Collection Period and (b) the denominator of which is equal to the Aggregate Outstanding Loan Balance as of the first (1st) day of such Collection Period.

3. No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party under the Agreement or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein.

4. Conditions To Effectiveness. The effectiveness of the amendments in Section 2 hereof are subject to the condition precedent that each of the parties hereto shall have received counterparts of this Amendment, duly executed by all the parties hereto.

5. Reaffirmation of Covenants, Representations and Warranties. Upon the effectiveness of this Amendment, each of the Seller, the Originator and the Servicer hereby reaffirms all covenants, representations and warranties made in the Agreement and the other Transaction Documents and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

6. Representations and Warranties. Each of the Seller, the Originator and the Servicer hereby represents and warrants that (i) this Amendment constitutes a legal, valid and binding obligation of such Person, enforceable against it in accordance with its terms and (ii) upon the effectiveness of this Amendment, no Termination Event shall exist.

7. Ratification. All of the provisions of this Amendment are incorporated by reference into the Agreement, as if set forth in full therein. The Agreement, as amended hereby, remains in full force and effect. Any reference to the Agreement from and after the date hereof shall be deemed to refer to the Agreement as amended hereby. As amended, the Agreement is hereby ratified and reaffirmed by the parties hereto.

8. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts (including by facsimile), each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

9. Governing Law. THIS AMENDMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

10. Section Headings. The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Agreement or any provision hereof or thereof.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

MCG COMMERCIAL LOAN FUNDING TRUST, as Seller

By:	Wilmington Trust Company, not in its individual capacity, but solely as Owner Trustee

By:	/s/ Jeanne M. Oller
Name: Jeanne M. Oller Title: Senior Financial Services Officer

MCG CAPITAL CORPORATION, as Originator and as Servicer

By:	/s/ Michael R. McDonnell
Name: Michael R. McDonnell Title: Chief Financial Officer

THREE PILLARS FUNDING LLC, as a Purchaser

By:	/s/ Doris J. Hearn
Name: Doris J. Hearn Title: Vice President

SUNTRUST CAPITAL MARKETS, INC., as Administrative Agent

By:	/s/ James Bennison
Name: James Bennison Title: Managing Director

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WELLS FARGO BANK, NATIONAL ASSOCIATION, as Backup Servicer

By:	/s/ Cheryl Zimmerman
Name: Cheryl Zimmerman Title: Assistant Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Cheryl Zimmerman
Name: Cheryl Zimmerman Title: Assistant Vice President

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